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Exhibit 99.1

Certification of Chief Executive Officer
and Chief Financial Officer Pursuant to
18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Mrs. Fields' Original Cookies, Inc. (the "Company") for the year ended December 28, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Annual Report"), Larry A. Hodges, as Chief Executive Officer of the Company, and Sandra M. Buffa, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1)  The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2)  The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LARRY A. HODGES Larry A. Hodges Chief Executive Officer March 26, 2003
/s/ SANDRA M. BUFFA Sandra M. Buffa Chief Financial Officer March 26, 2003

        This certification accompanies the Annual Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

        A signed original of this written statement required by Section 906 has been provided to Mrs. Fields' Original Cookies, Inc. and will be retained by Mrs. Fields' Original Cookies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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  Exhibit 99.1